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                                                                      EXHIBIT 10

THIS AGREEMENT is made on February 15th, 2006 BETWEEN

(1) REMEDENT NV, a corporation under the laws of Belgium, whose registered office is at 9831 Deurle, Xavier De Cocklaan 42, Belgium ("Remedent");

     hereby represented by Mr Robin List, Managing Director;

AND

(2) CHEFARO PHARMA ITALIA S.R.L. a corporation under the laws of Italy, whose registered office is at Via de Mare, 36, 00040 Pomezia, Roma, Italy ("Chefaro Italia");

     hereby represented by Mr. Marco Sbaffi, Administratore Delegato

Remedent and Chefaro Italia are jointly referred to as the "Parties", and individually as a "Party".

BACKGROUND:

(A) Remedent manufactures the Product (as defined hereafter) and requires a distributor to sell and distribute the Product under the Commercial Trademark in the Territory to the Market (both as defined hereafter).

(B) Chefaro Italia has agreed to sell and distribute the Product in the Territory to the Market upon the terms of this Agreement.

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

     "Agreement"                means this agreement, including its exhibits and
                                schedules

     "Commercial Trademarks"    means the Trademark as listed in Schedule 2

     "Commencement Date"        means March 1st, 2006

     "Confidential              Information"  means  information  of a business,
                                marketing, manufacturing,  financial, technical
                                or scientific nature in the  possession or under
                                the control of a Party to which the other  Party
                                will  have  access  in  connection   with  the
                                performance under this Agreement, except for such information which:

                                (a) at the time of first access or receipt is in the public domain, or becomes part of the public domain through no fault of the recipient, or

                                (b) the recipient can demonstrate was in its possession prior to first access or receipt from the other Party, without prejudice to any prior confidentiality, transfer or other agreement,

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                                (c) is requested to be used or disclosed by law
                                or order of any court of competent jurisdiction or recognised stock exchange or government department.

         "Market"               means all distribution channels

         "Product"              - means the product listed in schedule 1, as
                                manufactured by Remedent, bearing the trademark
                                "iWhite", presented following the concept as set out in schedule 1, and such other products as may from time to time be agreed in writing by the Parties or as may be added, removed or varied pursuant to this Agreement

         "Territory"            Italy, Vatican City, Republic of San Marino

1.2  Words in the singular will include the plural and vice versa.

2.   APPOINTMENT

2.1 During the term of this Agreement, Remedent appoints Chefaro Italia as its sole and exclusive distributor with the right to import, market, export, sell and distribute the Product under the Commercial Trademarks to the Market in the Territory and Chefaro Italia hereby accepts this appointment.

     Remedent shall refer all sales inquires for the Product from the Market in the Territory to Chefaro Italia.

     Chefaro Italia acknowledges that Remedent markets, sells and distributes to dentists worldwide (through a distributor) at the date of the Agreement, REMEWHITE, REMECURE and METATRAY, products, which are considered from a consumer's perspective to be tooth-whitening products.

     In the event that Remedent intends market, sell and distribute other products of Remedent that are not currently set forth in Schedule 1 (the "New Products" in the OTC market in the Territory, so long as Chefaro Italia is not in breach of this Agreement, Chefaro Italia will be offered a first right of refusal to sell, market and distribute the New Products under the terms and conditions mutually agreed upon by the Parties which shall be evidenced , by executing an addendum to this Agreement. Chefaro Italia shall inform Remedent of its decision within sixty (60) days after having received Remedent's written notification of such New Products ("Negotiation Period"). These products will, as the case may be, be added to Schedule 1. In the event that the Parties are unable to mutually agree upon the terms and conditions of the New Products within the Negotiation Period, Remedent, in its sole discretion, shall be free to market, sell, distribute or grant such rights for the New Products to other distributors in the Territory.

2.2 During the term of this Agreement, Remedent shall not appoint any other distributor for the Product in the Territory, nor shall Remedent grant to any third party the rights to sell, promote, distribute or market the Product in the Territory. During the term of this Agreement, Chefaro Italia shall not sell, promote, distribute or market products that may be similar products or competing products with the Products.

2.3 Chefaro Italia may appoint sub-distributors within the Territory with Remedent's prior written consent, which shall not be unreasonably withheld. The sub-distributors shall be subject to the terms and conditions of this Agreement and Chefaro Italia shall take all measures to ensure that the

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     performance  by the  sub-distributors  are in compliance  with the terms of this Agreement.

2.4 Chefaro Italia's relationship to Remedent under this Agreement, shall be solely that of buyer and seller, and nothing contained herein shall be construed as constituting the Parties as partners or joint ventures, or as constituting the Chefaro Italia or any dealer appointed by Chefaro Italia, as a legal representative, employee or agent of Remedent.


3.   ORDERS AND DELIVERY

3.1 Chefaro Italia will send a 12-month rolling forecast (the "Forecast") to Remedent on or prior to the 15th working day of each month. The first month of such Forecast comprise binding orders upon Chefaro Italia, which shall also be binding upon Remedent. The remaining 11 months of the Forecast are prepared in good faith but are indicative orders only. Without prejudice to the foregoing the lead-time for any order placed is ninety (90) days.

     Delivery of binding orders shall be made on the 15th day of the third month following the month that such binding orders were placed or as otherwise agreed.

     Both parties agree that for the first order of ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ kits the delivery schedule will apply as stated in Article 7.3.

     Chefaro Italy acknowledges that the minimum order quantity is ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ kits of the Product.

3.2 Remedent shall supply the Product to Chefaro Italia in accordance with the purchase orders.

     The Products to be supplied by Remedent shall be delivered at the delivery date to Chefaro Italia's premises in Italy (as notified to Remedent by Chefaro Italia from time to time). Remedent shall procure transport and insurance and arrange for the delivery of the Product to Chefaro Italia's premises (as notified to Remedent from time to time). The Products will be delivered in packed form and ready for sale.

     In the event that Chefaro Italia places orders which do not respect the ninety (90) calendar day period request for binding order as set forth in
     Article 3.1.all deliveries from Remedent to Chefaro Italia's premises will be Free On Board (FOB) Deurle, Belgium.

     Should Remedent fail to deliver the quantities of Products at the requested delivery dates due to a cause other than a Force Majeure event as defined hereinafter in Article 11, a rebate of ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ of the purchase price of the delayed Products per each week of delay shall apply as from the 11th working day of delay, provided however that Chefaro Italia has respected the ninety (90) calendar days period requested for binding orders as set forth in Article
     3.1. In case of a delay of more than 10 working days the rebate shall be calculated as from the first day of delay.

     The Product must be packaged and protected in a manner which ensures that by normal means of transport they arrive at the place of destination in good condition and that unloading there can be done in a safe manner. Remedent shall be responsible for the due observance of all applicable regulations concerning packaging and transport.

3.3 Title and risk for the Product shall pass to Chefaro Italia after the delivery of the Product at Chefaro Italia's premises (as notified to Remedent from time to time). Within fourteen days following a receipt of delivery of the Product, Chefaro Italia shall execute a visual inspection of the Product delivered. Following such inspection, Chefaro Italia shall, by notice in writing to Remedent, be entitled (without prejudice to any

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     other  right or remedy  it may  have),  to the  remedies  set  forth  under
     Articles 5.9 and 13.1 of this Agreement.

4.   PRICE AND PAYMENT

4.1 Simultaneously with each delivery of the Product, Remedent shall invoice Chefaro Italia for the payment of the pertaining order of the Product. The prices to be paid by Chefaro Italia for all Products supplied under this Agreement shall be as set forth in schedule 1. All payments will be made in EURO by Chefaro Italia by transfer to such bank account as Remedent may from time to time notify in writing to Chefaro Italia. The payment terms are 60 days end of month net. The wire transfer fee shall be equally borne by each of the Parties.

4.2 Initial prices of the Product will be valid until December 31, 2006. Thereafter, the prices may be revised upon good faith negotiation between the parties once a year at least 3 (three) months prior to the start of each year on the basis of (i) a decrease according to the annual quantities ordered and purchased by Chefaro Italia on the preceding year (if Chefaro Italia has ordered more than ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ percent more than the annual forecast) or (ii) an increase according to the annual quantities ordered and purchased by Chefaro Italia on the preceding year (if Chefaro Italia has ordered more than ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ percent less than the annual forecast) or (iii) according to Remedent's manufacturing costs, price of active ingredients and/or raw materials, transport costs, etc.... duly justified by proper documentation.

     In case of increase, should on December 1st at the latest no agreement be reached between the Parties hereto with respect to the level of said price increase, this Agreement may be terminated by either Party subject a six
     (6) months prior notice. The prices of the Products applicable during this six (6) month period will be the ongoing price increased according to the ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ between Belgium and Italy.

4.3 The Parties acknowledge that the prices of the Products do not include any sales, excise, use , value added or other government tax or duties that may be applicable to the export, import or purchase of the Product, and Chefaro Italia agrees that it shall bear the cost of all such taxes and duties. Notwithstanding anything to the contrary, each Party shall be solely liable for all income and income-based taxes imposed on such Party under applicable law, which taxes shall be the sole responsibility of such party.

5.   REGULATORY APPROVALS - TRACEABILITY/INCIDENT REPORTING & QUALITY ASSURANCE

5.1 Remedent warrants that to the best of its knowledge, the Products shall meet at all times, with all applicable legal and regulatory requirements necessary for authorising the distribution thereof by Chefaro Italia in the Territory.

5.2 For this purpose, Remedent, as manufacturer of the Product, undertakes to submit all information and documents necessary to obtain all requested declarations or authorisations. Remedent guarantees that the CE certificate for the Product will be supplied to Chefaro Italia no later than March 10th, 2006. In case that Remedent fails to supply this document both parties will meet, in good faith, to renegotiate the quantities, yearly forecasts and launch date of the Product.

5.3 Remedent undertakes to use its commercially best efforts to follow all proceedings and to comply with all regulations concerning the Product and also undertakes to keep Chefaro Italia informed of any changes which could

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     occur in the regulations  applicable to the marketing and the  distribution of the Product.

5.4 Chefaro Italia commits itself, in order to ensure the best possible traceability of the Products, to make out precise registrations stating the conditions in which the Products have been distributed.

     Such registrations must allow Chefaro Italia to identify with the best possible precision the final destination of the Product including, but not limited to, batch number, use-by date and the name of the person in charge of placing the Product.

5.5 Chefaro Italia commits itself to report to Remedent, within an eight (8) day period of time, all incident or risk of incident as defined in Schedule 3 on the information sheet attached as Schedule 3.

5.6 Chefaro Italia" shall keep at the disposal of the competent control authorities and of "Remedent", all items relating to the traceability of the Product.

5.7. Quality Assurance: general

     The Products delivered by Remedent shall conform in all aspects to the specifications described in CE Marking dossier.

     The Products will be delivered by Remedent in finished form and released by Remedent through a Certificate of Analyses for each batch.

     Chefaro Italia will have fourteen (14) days after receipt of the Certificate of Analyses for each specific batch and/or after the discovery of the hidden defects to notify Remedent of any deficiencies or objections to the Products in which case the Parties shall, on a best efforts basis, attempt to resolve the problem, Provided however that Remedent shall do its reasonable effort to substitute, within thirty (30) days from Chefaro Italia's notification, new quantities of Products for any defective Products at its own expense. 5.8 Quality Assurance: Tray with EL technology

     The Product contains one tray with EL technology which can be subject to a hardware and/or electronic failure. Remedent warrants that these failures shall not exceed ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ percent of each batch.

     If Chefaro Italia finds that a batch exceeds the ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ percent failure rate and/or Remedent does not agree with Chefaro Italia that some quantities of Products are defective, the Parties will deliver samples of the specific batch of the Product to a quality control laboratory chosen by mutual agreement and the determination concerning quality of the Products by such laboratory shall be binding on the Parties.

     The results of the inspection performed by the quality control laboratory shall be final and will not be questioned by either Party. Costs and expenses related to this external control procedure shall be borne (i) by Chefaro Italia if the disputed quantities of Products comply with the specifications and such failure rate is less than ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ percent, and (ii) by Remedent if the disputed quantities of Products fail to comply with the specifications and such failure rate exceeds ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ percent (without prejudice to Remedent's obligation to replace the defaulting quantities within the shortest possible delay at no additional cost to Chefaro Italia).

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     In case such failure  don't exceeds  ^Removed  pursuant to Rule 24b-2 under the Securities Act of 1934^ percent, Remedent will replace all the failed kits at its expenses, free of charge.

     In case that the results from the quality control lab show that the electronic failure rate exceeds ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ percent than Remedent shall pay to Chefaro Italia a penalty equal to the following formula:

     ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^

     In case that the results from the quality control lab show that the electronic failure rate exceeds ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ percent than Remedent shall pay to Chefaro Italia a penalty equal to the following formula:

     ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^

     Remedent   warrants   the  Tray  with  EL   technology   supplied   against
     manufacturing faults and material defects.

     The warranty covers

          o    "Dead on Arrival": the tray cannot be activated
          o The Tray ceases to function during the treatment (maximum complete treatment time equals ten (10) x twenty (20) minutes).
          o The Tray ceases to give light (maximum complete treatment time equals ten (10) x twenty (20) minutes).

5.9  Limited Warranty.

     EXCEPT AS EXPRESSLY SET FORTH ABOVE IN ARTICLES 5.7 AND 5.9 ABOVE, REMEDENT MAKES NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF INFRINGEMENT. IN ADDITION, UNDER NO CIRCUMSTANCES SHALL REMEDENT BE LIABLE FOR CONSEQUENTIAL OR ECONOMIC DAMAGES.

     The warranties set forth in Articles 5.8 and 5.9 (the "Warranty") and Remedent's sole obligation and liability therefor, are expressly limited to repair, rework or replacement of any non-conforming Products, or parts, or components thereof. At Remedent's request, Chefaro Italia shall return any such non-conforming Products to Remedent at Remedent's expense.

     The Warranty does NOT cover damage during transport, storage, removal or reinstallations of parts, accidental damage, damage due to improper use, misuse, use longer than the maximum complete treatment time, negligence, incorrect handling, incorrect use, modifications, lack of maintenance, fluctuations in the battery, lightning, changes and penetration of sand or water.

     The Warranty is limited to defects becoming apparent within one (1) year from the date of delivery of the respective Product (the "Warranty
     Period"). For any defective Product which is covered by the limited warranty Remedent shall do its reasonable effort to substitute the defective Product by new Product, within thirty (30) days from Chefaro Italia's notification, at its own expense.

     Chefaro Italia will provide Remedent with written notification stating such particulars as may be reasonably be necessary to notify Remedent of the nature of the asserted non-conformance promptly after such defect becomes apparent, but in no event later than ten (10) following the expiration of the Warranty Period.

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     The Parties  agree that the terms and  conditions  of the Warranty is fully understood by the Parties and that the express warranties, the limitation of Chefaro Italia's remedies, the exclusion of and waiver by Chefaro Italia's of all warranties, remedies and damages, all as set forth in this
     Article 5 are in consideration of the purchase price of the Product and the penalties set forth herein, and the other mutual agreements of the parties set forth in this Agreement; provided however, the limitation set forth in this Article 5.

6.   TRADEMARKS

6.1 Remedent grants to the Chefaro Italia a non-exclusive royalty free licence for the term of this Agreement to use Remedent's Trademarks, trade names, and/or patent notices solely as necessary to permit the Chefaro Italia to fulfil its obligations under the Agreement

     Chefaro  Italia  shall be entitled  to  sub-licence  its rights  under this
     Article 6 to sub-distributors appointed in accordance with Article 2.3 on substantially the same terms and conditions as set out in this Agreement.

6.2 Chefaro Italia agrees to affix to the Product, or not to remove if already affixed, Remedent's Trademarks, trade names, and /or patent notices. Chefaro Italia shall not copy, nor assist others to copy the Products or packaging. All Remedent's Trademarks, trade names, patents, utility models, design rights and copyrights, whether registered or not, are and shall remain Remedent's exclusive property, and Chefaro Italia agrees not to take any action which would interfere with or be detrimental to Remedent's ownership of these rights.

6.3 Remedent shall at its own expense take such action as it deems necessary to prevent infringement of its Trademarks or other acts of unfair competition or to defend Chefaro Italia or its customers in its suits, administrative or otherwise, brought against them in connection with the use of Remedent's Trademarks.

6.4 Remedent confirms that the Remedent's Trademarks, trade names and/or patent notices, listed in Schedule 2, have been registered and/or filed for registration with the competent authorities. Schedule 2 specifies the relevant Trademarks, trade names and/or patent notices, as well as the relevant countries and competent authorities.

7.   SALE AND DISTRIBUTION OF THE PRODUCTS

7.1 Chefaro Italia will use its commercially best efforts to sell and distribute the Products to the Market in the Territory.

7.2 Chefaro Italia is under an obligation to sell a minimum quantity of Products equivalent to ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ of the below mentioned forecast:

     Forecasts      iWHITE
     ---------

     Year 1:        ^Removed  pursuant to Rule 24b-2 under the Securities Act of
                    1934^

     Year 2:        ^Removed  pursuant to Rule 24b-2 under the Securities Act of
                    1934^

     Year 3:        ^Removed  pursuant to Rule 24b-2 under the Securities Act of
                    1934^

     In the event that Chefaro Italia does not sell the ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ of the mentioned forecast, Remedent may terminate this Agreement with Chefaro Italia with one month written notice. Chefaro Italia acknowledges that, in such case, it shall not claim from Remedent any compensation of whatever kind.

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     The  forecast for Year three (3) is  applicable  under the  provision  that
     Remedent will add a new product and/or technology which will replace the tray system. Should Remedent fail to do so, the forecast for Year Three (3) will be set at ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ kits and not ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^.

7.3  Without prejudice to the foregoing, Chefaro Italia undertakes to order:

     ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ kits of the Product, which will be delivered according to the following schedule:

     o ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ kits by end of March 2006
     o ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ by April 15th 2006
     o ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ kits by end of April 2006


8.   ADVERTISING/PROMOTION & BUSINESS REPORTS

8.1 Chefaro Italia shall use commercially best efforts to promote and advertise, at its sole cost and expense, the Product to the Market in the Territory, provided, however, Remedent will contribute for ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ percent of the cost of the production of a TV commercial, up to a maximum of ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ (euro). Remedent will have the right to use this commercial for other purposes within and/or outside the Territory.

8.2 Remedent shall provide Chefaro Italia, free of charge, with copies of specifications, relevant technical data, and instruction books relating to the Product. The intellectual property incorporated into the Product and all rights therein are exclusively owned by Remedent. Neither Chefaro Italia nor its sub-distributors may duplicate, translate, copy, reverse engineer, modify, improve or adapt the Product without Remedent's prior written consent.

8.3 Chefaro Italia shall prepare and submit to Remedent at the end of each 6 months in the manner and form requested, reports concerning business conditions and the sales, progress and promotion of the Product as well as the relevant market situation and the demands of its clientele in the Territory. This presentation will be made during quarterly sales review meetings.

8.4 At the end of any quarterly period, Chefaro Italia will send to Remedent written documentation of all the information with regards to the sales objective achieved over the previous quarterly period.

8.5 As an incentive for the promotion of the Product, Remedent agrees to deliver to Chefaro Italia, free of charge, a number of Products equal to ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ percent of the total quantity of Products ordered and paid for by Chefaro Italia. These Products will be delivered with each corresponding order

8.6 As an additional incentive for the promotion of the Product, Remedent agrees to deliver to Chefaro Italia, free of charge:

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     8.6.1 For  year  one  (1):  ^Removed  pursuant  to  Rule  24b-2  under  the
          Securities Act of 1934^ kits, under the strict condition that per December 31st, 2006:
          o Chefaro Italia has purchased from Remedent ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ kits and,
          o Chefaro Italia has achieved a sell-out of at least ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ based on official IMS Sell Out Volume data as of Dec. 06 (calculated as percentage of IMS Sell In Volume)

     8.6.2 For year two (2): ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ kits under the strict condition that per December 31st, 2007:
          o Chefaro Italia has purchased from Remedent ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ kits and,
          o Chefaro Italia has achieved a sell-out of at least ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ based on official IMS Sell Out Volume data as of Dec. 07 (calculated as percentage of IMS Sell In Volume)

     8.6.3 For year three (3) ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ kits under the strict condition that per December 31st, 2008:
          o Chefaro Italia has purchased from Remedent ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ kits and,
          o Chefaro Italia has achieved a sell-out of at least ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^ based on official IMS Sell Out Volume data as of Dec. 08 (calculated as percentage of IMS Sell In Volume).

          All numbers will be validated through official IMS data. The cost for obtaining these numbers shall be paid by Chefaro Italia. The Free Products shall be delivered to Chefaro Italia within a ninety (90) days period upon receipt by Remedent of the written confirmation of achievement of the targets.

8.7 Chefaro Italia shall comply in all material respects with the laws and regulations (including, without limitation, health and safety regulations) applicable to the marketing, distribution, sale and service of Product within the Territory. Chefaro Italia shall monitor the appropriate information sources in the Territory for material changes in such laws and regulations relating to the distribution of Product within the Territory and notify Remedent in writing of all such material changes.

9.   PACKAGING

     Remedent  shall  deliver  the  Product  in packed  form and ready for sale.
     Chefaro Italia agrees not to modify the Product (including the formula, concept, trademark, packaging and/or labelling) without the prior written consent of the Remedent. Both Parties agree that the Chefaro Pharma Italia logo will be included on the external packaging.

10.  CONFIDENTIALITY

10.1 Each Party shall hold in confidence and prevent the disclosure to others of any Confidential Information received directly or indirectly from the other Party, and refrain from using such Confidential Information for any other purpose than which it was disclosed, during the term of this Agreement, and after termination of this Agreement, for as long as such Confidential Information does not become publicly available.

10.2 The recipient of Confidential Information shall use the same care and caution it affords its own proprietary information to protect the Confidential Information from disclosure to a third party but not less than a reasonable degree of care. Disclosure of such Confidential Information by

                                                                        REDACTED


     the recipient to its employees and bona fide consultants, advisors and approved subcontractors will be limited to individuals whose duties justify the need to know such information, and then only after such individuals have been advised of their obligations as specified in this Agreement. Any such disclosure to non-employed consultants, advisors and subcontractors will be bound by a confidentiality obligation at least equivalent to the confidentiality obligations as specified in this Agreement.

10.3 In the event that the recipient is required by judicial or administrative process to disclose Confidential Information, the recipient shall promptly notify the disclosing Party and allow the disclosing Party a reasonable time to oppose to such process.

10.4 If either party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information hereunder, the non-disclosing party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as monetary damage.

10.5 The Party disclosing or otherwise furnishing Confidential Information to the other Party will retain the exclusive ownership of all right, title and interest in and to such Confidential Information.

11.  DURATION AND TERMINATION

11.1 This Agreement will come into force on the Commencement Date and, subject to the remaining provisions of this Article 11, will continue in force for a period of 3 years (the "Initial Period"). The Agreement shall automatically be renewed for successive two-year terms (each an "Additional Period"), unless terminated by written notice at least six months prior to the end of the Initial Period, respectively the Additional Period.

11.2 In addition to the other provisions set forth in this Agreement, either Party will be entitled to terminate this Agreement immediately by written notice to the other Party if:

     (a) that other Party commits any breach of any of the provisions of this Agreement which is substantial, material and persistent and, in the case of a breach capable of remedy, fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied.

     (b) that other Party makes any voluntary arrangement with its creditors or becomes subject to an administration order or goes into liquidation,

11.3 Upon termination of this Agreement for any reason, Chefaro Italia shall discontinue to use Remedent's Trademarks and trade names and shall cease to represent that it is an authorised distributor of Remedent. In addition, except as set forth in Article 11.4, Chefaro Italia shall disclosure all activities relating to the Products, including all activities pertaining to the appointment of sub-distributors under this Agreement.

11.4 Notwithstanding the above, upon termination of the Agreement, Remedent will grant Chefaro Italia a `post agreement grace period' of maximum 8 months after expiry or prior termination of the Agreement for the sole purpose of selling through the Commercial Trademarks the Products ordered and/or held in stock.

11.5 Any termination of this Agreement for any reason will be without prejudice to Remedent's right to receive all payments accrued and unpaid under this Agreement at the effective date of such termination as to periods prior to termination and to the remedy of either party hereto in respect to previous breach of any of the covenants set forth in this Agreement.

                                                                        REDACTED

12.  FORCE MAJEURE

     Neither Party shall be deemed to be in breach of this Agreement nor shall in any way be liable to the other Party for damages or relief of any type for the delay or failure in performance of any of the obligations, imposed by this Agreement, which delay or failure is caused by force majeure or is beyond the reasonable control of such Party, for so long as the conditions causing the delay or failure continue to exist, provided that if such conditions continue for a period longer than three months, the Party whose performance is not impaired shall have the option to terminate this Agreement.

13.  WARRANTIES AND LIABILITY

13.1 Remedent warrants to Chefaro Italia that (i) all Products delivered under this Agreement will be free from any defects in material and manufacture in compliance with the specifications of the Products described in the CE marking Dossier and will comply as regards to packaging, language, and intellectual property rights, at all times with all legal requirements and
     (ii) to the best of its knowledge there are no any rights of third parties which would or might render the sale and distribution of the Products or the use of any Remedent's Trademark or patent, invalid, void or unlawful.

13.2 Remedent will indemnify and hold harmless Chefaro Italia and keep Chefaro Italia indemnified against all and any liabilities, costs and expenses, damages, claims or demands incurred by Chefaro Italia in connection with any claims or allegations made against Chefaro Italia relating to claims which arise from a breach of Remedent's warranty set out in Article 13.1.

13.3 Chefaro Italia will indemnify and hold harmless Remedent and keep Remedent indemnified against all and any liabilities, costs, expenses, damages, claims or demands incurred by Remedent in connection with (i) any claims or allegations made against Remedent relating to claims which arise from Chefaro Italia's storage, handling, testing, marketing, distribution, promotion, delivery, record keeping, traceability and/or sales of Products hereunder, and (ii) the performance by Chefaro Italia or any of its sub-distributors of their obligations under this Agreement.

13.4 Either party will provide and maintain adequate insurance covering Products liability for the Products delivered to and/or used in the Territory.

13.5 Remedent warrants that it will use its best efforts to ensure that the cosmetic and/or medical file will at all time comply with all applicable European legal and regulatory requirements.

14.  GENERAL

14.1 If any restriction in this Agreement is void but would be valid if some part of the restriction were deleted, the restriction in question shall apply with such modification (which shall be made by the parties) as may be necessary to make it valid.

14.2 The nullity or non-applicability of any provision of this Agreement shall not affect the validity or applicability of other material provisions of the Agreement, which shall remain in full force and effect unless a Party is, as a result, deprived of the benefit it has or is entitled to expect under this Agreement.

14.3 This Agreement and the documents referred to in it and any agreement executed by the Parties at the Date of the Agreement contain the whole agreement between the Parties relating to the transactions contemplated by this Agreement and supersede all previous agreements, whether oral or in writing, between the Parties relating to these transactions.

                                                                        REDACTED


14.4 The Agreement and the schedules can be amended or supplemented only by an instrument in writing duly signed by all Parties.

14.5 This Agreement is governed by and shall be construed in accordance with the laws of Belgium. The Parties agree to submit to the exclusive jurisdiction of the courts of Ghent for all purposes relating to this Agreement.

14.6 Any notice or other formal communication given under this Agreement (which does not include fax or email) must be in writing and may be delivered in person, or sent by registered post to the Party to be served at his address appearing in this Agreement as follows:

     (a) to Remedent at: Xavier De Cocklaan 42, 9831 Deurle, Belgium marked for the attention of: Mr Robin List

     (b) to Chefaro Italia at: Via del Mare, 36, 00040 Pomezia, Roma, Italy marked for the attention of: Mr. Marco Sbaffi or at such other address as may be notified to the other Party under this Article.

     Any notice or other communication shall be deemed to have been given:

     (a)  if delivered in person, at the time of delivery; or
     (b) if sent by post, on the day of receipt, provided it is sent by registered mail requesting a return receipt.

14.7 Remedent commits itself, that is will use its commercially best efforts, to come out with new products that can be marketed by Chefaro Italia under the same brand and/or through the same distribution channel.

14.8 Without prejudice to Article 2.3, no Party may assign any of its rights or transfer any of the obligations under this Agreement without the prior written consent of the other Party.

14.9 The obligations of the Parties under Articles 10, 11.3, 11.4, 11.5 and 14 of this Agreement shall survive the expiration or termination of this Agreement.

14.10 If any provision or provisions of this Agreement will be held to be illegal, invalid or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.11 Except as may be required under the United States securities laws or reasonably necessary under applicable law, neither party may issue any press release or make public announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other Party.

This  Agreement  has  been  signed  in  two  counterparts,   which  is  as  many
counterparts as the number of Parties to it, and each Party acknowledges receipt of one such counterpart.

On behalf of Remedent N.V.               On behalf of Chefaro Italia SA


/s/                                      /s/

Mr. Robin List                           Mr. Marco Sbaffi

                                                                        REDACTED


SCHEDULE 1


Product: 1) iWhite tray, containing one tray with EL technology and 10 iWhite foam strips with, ^Removed pursuant to Rule 24b-2 under the Securities Act of 1934^.

Price to be paid by Chefaro Italia
to Remedent:                         EUR ^Removed pursuant to Rule 24b-2 under
                                     the Securities Act of 1934^ per kit


* All prices are excluding VAT

Packaging:                           See attached hereto

                                                                        REDACTED


SCHEDULE 2

--------------------------------------------------------------------------------
TRADEMARK         TRADENAME         COUNTRY                   AUTHORITY
--------------------------------------------------------------------------------

iWhite            iWhite            EU, Classes 3, 5 and      Offical Trademark
                                    21                        Agency - see
                                                              attached hereto
--------------------------------------------------------------------------------

                                                                        REDACTED

SCHEDULE 3

                            INCIDENT REPORTING FORMS


The following incident must be reported to the attached following forms and must be sent to Remedent according to Article 5.

Agreement of Vigilance, Traceability and Storage

Vigilance, Traceability and Storage of the Products throughout the logistic supply chain.

WHEREAS, The beneath mentioned parties agree that a system of Medical Vigilance will be set up according to the final version of the guideline "On a medical devices vigilance system" as issued by the Commission of the European Communities MEDDEV 2.12/1 latest applicable version. This will be implemented by safeguarding the traceability of the Products. This Agreement is conform requirements as per MDD annex V or EN ISO 13485:2003, (rule 7.5.3.2.2) and therefore an integral part of the Quality Management System of Remedent.


1. Remedent will deliver Products with a clear list of delivered Products, with specifications mentioning Chefaro Italia / Representative address details, order number, reference number, article number, the lot number and expiration date of the Products. Chefaro Italia / Representative is responsible for checking the correctness of the aforementioned documents and delivered Products, within thirty (30) days from receipt of each shipment. Any irregularities/defects noticed during this document/product check should be immediately reported to Company. In case of Chefaro Italia / Representative supplying Products to any third party, Chefaro Italia / Representative remains responsible for the activities mentioned as such in this paragraph 1.

2. Chefaro Italia / Representative will keep records to whom they have delivered the Products. These records have to show the exact amount of Products of each lot number and expiration date delivered to each client. These records will be kept for 10 years. In case of deliveries by Company to third parties, Chefaro Italia / Representative is fully responsible for checking the supplied products & materials to the third party. The responsibility for any claims of irregularities remains with Chefaro Italia / Representative.

3. Chefaro Italia / Representative will store the Products, as the specifications of the Product require. Chefaro Italia / Representative remains responsible for storage in case of supply of Products to third parties. All Products and their labelling show the basic specifications needed for storage. Remedent will not accept liability resulting from a lack of traceability or storage requirements as mentioned in point 2 and 3. Chefaro Italia / Representative as mentioned in point 2 and 3., will hold liability resulting from a lack of traceability or lack of storage conditions by the Chefaro Italia / Representative or third parties, if Chefaro Italia / Representative cannot prove otherwise.

4. Should Company's Notified Body or Remedent give notice of intent to conduct an inspection at any site or request information where the Products are distributed or take regulatory action, Remedent or Chefaro Italia / Representative will promptly give notice thereof to the other party and supply all information pertinent thereto. Then, Chefaro Italia / Representative shall not refuse such on site or document inspections and shall comply with the requirements put forth by the relevant authorities at its own expenses.

                                                                        REDACTED


5. Chefaro Italia / Representative or third party is not allowed to change any labelling without written consent of Remedent. Under labelling is at least covered all information in the scope of the relation of the products meaning: product claims, printed matters (onto cartons, onto packaging, Instructions for Use (IFU), M&S brochures, training information, Technical papers, advertisements, ISO and other Regulatory related documents etc.

6. Chefaro Italia / Representative must inform Remedent of any plan for clinical trial or other biological tests and or scientific studies of the product-range covered. Remedent must assess the proposed plans and verify whether after these plans still meets the applicable regulations and Company objectives.

7. No clinical evaluations or clinical studies are allowed to be performed without prior written approval of Remedent.

8. In case of incidents or near incident (reference: latest MEDDEV 2.12/1 guidelines on vigilance), Chefaro Italia / Representative must contact Remedent within 3 days in writing. Remedent will from there on initiate further action. Chefaro Italia / Representative remains responsible for the reporting to Company in case of incidents or near incidents that have become known to any third party Chefaro Italia / Representative has supplied Products to.

9. In case of complaints the Chefaro Italia / Representative must directly inform Remedent (in writing) in the case of client & third party complaints; Chefaro Italia / Representative is obliged to establish the exact nature of such and to inform Remedent without delay. Chefaro Italia / Representative must refrain from presenting expert opinions or making critical remarks concerning Remedent to the client & third party and has to wait until Company issues appropriate instructions. Without written complaint Company's Quality Department may conclude that "complaint" is not valid and therefore liability can not be accepted.

10. Chefaro Italia / Representative will institute and keep up to date a systematic procedure to review experience gained from products in the post-market phase and to implement appropriate means to apply any necessary corrective action.

11. In case of not respecting the paragraphs 1 to 10 by Chefaro Italia / Representative, Chefaro Italia / Representative is held responsible.

                                                                        REDACTED

                                                       ________________________
                                                      |                        |
                                                      | For Remedent use only: |
                                                      |                        |
                                                      |  Number:  ............ |
                                                      |________________________|


                                  Schedule 3.1

                    DEVICE RELATED PROBLEM EVALUATION FORM :

Insert device problem reporting form to be designed by Regulatory affairs or existing form from Manufacturer.

________________________________________________________________________________

Hospital :.....................         City - Country :.......................

Doctor :.......................         Tel:...................................

Fax :..........................         E-mail:................................

Date of the procedure :........         Initial of the patients :..............
________________________________________________________________________________

State of the patient :.........................................

 status :.....................................


GENERAL COMMENTS

.................................................................................
.................................................................................
.................................................................................


How many Remedent Products have you used including this one?

.................................................................................


How many procedures are you performing in a month?

.................................................................................


What brand of Products do you use mostly?

.................................................................................



PLEASE FAX THIS FORM TO REMEDENT

                           FAX : + 32 (0) 9 321 70 90


                                                                              18